UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012 (December 4, 2012)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 4, 2012, Greif, Inc. (the “Company”) gave the following notice to its directors and executive officers pursuant to Rule 104(a) of Regulation BTR.

As a director or executive officer of Greif, Inc. (the “Company”), you are subject to the restrictions under Section 306(a) of the Sarbanes-Oxley Act of 2002, which prohibits certain trades during pension plan “blackout” periods. Please note the following:

1.	A pension plan “blackout period” will commence on Thursday, December 27, 2012 at 3:45 pm EST and end during the week of Sunday, January 20, 2013 (the “Blackout Period”).

2.	During the Blackout Period, you are not permitted to purchase, sell or otherwise acquire or transfer any equity securities of the Company (or derivative securities of those equity securities).

3.	The Blackout Period and the prohibition on trades is imposed because participants in the Greif 401k Retirement Plan (the “Plan”) are not permitted to enter into transactions under the Plan with respect to Company securities because the Plan trustee/recordkeeper is being changed.

4.	The prohibition on sales and other transfers described above applies only to equity securities of the Company (and derivatives of such securities) that you have acquired in connection with your service or employment as a director or executive officer of the Company. It is important to note that any such security you sell or otherwise transfer will be automatically treated as acquired in connection with your service or employment unless you establish that the securities were acquired from another source and this identification is consistent with your treatment of the securities for tax purposes and all other disclosure and reporting requirements.

The name, address and telephone number of the person designated by the Company to respond to inquiries about the blackout period is:

Gary Martz

Executive Vice President and General Counsel,

Greif, Inc.

425 Winter Road

Delaware, Ohio 43015

Phone: 740 549-6188

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: December 4, 2012	By	/s/ Robert M. McNutt
Robert M. McNutt,
Senior Vice President and Chief Financial Officer